Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Fourth Quarter and Year to Date 2023 Earnings

Scranton, PA, January 25, 2024/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and twelve months ended December 31, 2023.

Peoples reported net income of $3.6 million, or $0.51 per diluted share for the three months ended December 31, 2023, a 60.3% decrease when compared to $9.1 million, or $1.27 per diluted share for the comparable period of 2022. Quarterly net income included lower net interest income of $4.1 million due to higher deposit costs, a higher provision for credit losses of $3.8 million and higher operating expenses of $0.6 million mainly due to acquisition related expenses related to the previously announced proposed strategic combination as noted below, partially offset by higher noninterest income of $2.0 million. The year ago period included an after-tax loss of $1.6 million on the sale of available for sale securities.

For the twelve months ended December 31, 2023, net income was $27.4 million, or $3.83 per diluted share, a 28.1% decrease when compared to $38.1 million, or $5.28 per diluted share for the comparable period of 2022. Net interest income for the current period decreased $9.0 million when compared to the twelve months ended December 31, 2022 as higher interest income due to higher yields on earning assets was more than offset by increased funding costs. Higher operating expenses of $5.1 million, including $1.8 million of acquisition related expenses, and an increased provision for credit losses of $1.0 million were partially offset by a $2.3 million increase in noninterest income.

Core net income, a non-GAAP measure1, excludes gains or losses on the sale of investment portfolio securities and acquisition related expenses from the previously announced proposed combination further discussed below, of $826 thousand and $1.8 million incurred during the three and twelve months ended December 31, 2023, respectively. Core net income totaled $4.3 million or $0.61 per diluted share for the three months ended December 31, 2023 compared to $10.7 million, or $1.49 per share for the comparable period of 2022. For the twelve months ended December 31, 2023, core net income was $28.8 million and $4.03 per diluted share, compared to $39.7 million and $5.50 per diluted share in the year ago period.

STRATEGIC COMBINATION WITH FNCB BANCORP, INC.

On September 27, 2023, Peoples announced it had entered into a definitive agreement and plan of merger (the “merger agreement”) to strategically combine with FNCB Bancorp, Inc., the parent company of FNCB Bank (“FNCB”). The proposed strategic combination is expected to close in the first half of 2024, subject to satisfaction of customary closing conditions, including regulatory approvals and shareholder approval from both Peoples and FNCB shareholders. Highlights of the proposed transaction include:

●	Strategic combination that creates a bank holding company with nearly $5.5 billion in assets.

●	#2 ranked deposit market share in the Scranton-Wilkes Barre metro statistical area and #5 ranked Pennsylvania-headquartered community bank under $20 billion in total assets.
●	The proposed strategic combination is projected to deliver estimated 59% earnings per share (“EPS”) accretion to Peoples in 2025, inclusive of all merger synergies, and a 51% dividend increase to Peoples shareholders.

FINANCIAL HIGHLIGHTS

●	Net income for the twelve months ended December 31, 2023 was $27.4 million or $3.83 per diluted share.

1 See reconciliation of non-GAAP financial measures on pg.19-21

●	Dividends paid during the twelve months ended December 31, 2023 totaled $1.64 per share representing a 3.8% increase from the comparable period in 2022.

●	The unrealized loss on the available for sale investments decreased $14.7 million from December 31, 2022 and $19.5 million from September 30, 2023 to $51.5 million at December 31, 2023.

●	For the twelve months ended December 31, 2023, net loan growth was $119.8 million or 4.4% and consisted primarily of commercial real estate loans. For the three months ended December 31, 2023, net loans declined $21.1 million as the Company intentionally slowed new originations and has focused on building liquidity due to economic uncertainty.

●	Asset quality remained strong as nonperforming assets as a percentage of total assets at December 31, 2023 was 0.13%, compared to 0.12% at December 31, 2022.

●	Total deposits grew $232.4 million to $3.3 billion during 2023; core deposits, defined as excluding brokered deposits, decreased $4.9 million in 2023. Core deposits decreased $75.4 million during the three months ended December 31, 2023 due in part to seasonal outflows of municipal deposits.

●	At December 31, 2023, the Company had $187.4 million in cash and cash equivalents, an increase of $149.5 million from December 31, 2022. Additional contingent sources of available liquidity total $1.6 billion and include lines of credit at the Federal Reserve Bank and Federal Home Loan Bank of Pittsburgh (FHLB), brokered deposit capacity and unencumbered securities that may be pledged as collateral. The Company’s cash and cash equivalents balance and available liquidity represent 48.5% of total assets and 55.3% of total deposits.
●	At December 31, 2023, estimated total insured deposits were approximately $2.4 billion, or 73.1% of total deposits; as compared to approximately $1.9 billion, or 63.1% of total deposits at December 31, 2022. Included in the uninsured total at December 31, 2023 is $424.5 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $0.8 million of affiliate company deposits. Total insured and collateralized deposits represent 86.0% of total deposits at December 31, 2023.
●	Tangible book value increased 11.8% to $39.35 at December 31, 2023 from $35.19 at December 31, 2022.

  INCOME STATEMENT REVIEW

●	Calculated on a fully taxable equivalent basis, a non-GAAP measure[1], our net interest margin for the three months ended December 31, 2023 was 2.30%, a decrease of 14 basis points when compared to the 2.44% for the three months ended September 30, 2023, and 67 basis points when compared to 2.97% for the same three month period in 2022. The decrease in net interest margin from the prior three month period and year ago period was due to higher funding costs offsetting the increased yield and balance of earning assets.
●	The tax-equivalent yield on interest-earning assets increased 9 basis points to 4.49% during the three months ended December 31, 2023 from 4.40% during the three months ended September 30, 2023, and increased 65 basis points when compared to 3.84% for the three months ended December 31, 2022.
●	Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 25 basis points to 2.86% for the three months ended December 31, 2023 when compared to 2.61% during the three months ended September 30, 2023 and increased 166 basis points compared to 1.20% in the prior year period. We continued to increase interest rates paid on deposits during the quarter to attract new deposits, retain current balances and maintain liquidity.
●	Our cost of interest-bearing deposits increased 27 basis points during the current three month period to 2.80% from 2.53% in the prior three month period ended September 30, 2023, and increased 172 basis points compared to 1.08% for the three months ended December 31, 2022.
●	Our cost of total deposits for the three months ended December 31, 2023 increased 25 basis points to 2.25% from 2.00% during the three months ended September 30, 2023, and increased 144 basis points compared to 0.81% for the three months ended December 31, 2022.

Fourth Quarter 2023 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended December 31, decreased $4.2 million or 16.7% to $20.7 million in 2023 from $24.9 million in 2022. The decrease in tax-equivalent net interest income was due to an $8.4 million increase in tax-equivalent interest income that was offset by a $12.6 million increase in interest expense.

The higher interest income was the result of an increase in yield and average balance of earning assets. Average earning assets were $262.1 million higher in the three month period ended December 31, 2023 when compared to the year ago period. The tax-equivalent yield on the loan portfolio was 4.93% and 4.35% for the three months ended December 31, 2023 and 2022, respectively. This increase was due to the higher rates on adjustable and floating rate loans, and new loan originations. Loans, net, averaged $2.9 billion for the three months ended December 31, 2023 and $2.7 billion for the comparable period in 2022. For the three months ended December 31, the tax-equivalent yield on total investments increased to 1.78% in 2023 from 1.68% in 2022. Average investments totaled $537.8 million in the three months ended December 31, 2023 and $640.0 million in the three months ended December 31, 2022.

The increased interest expense in the three months ended December 31, 2023 was due primarily to higher rates on consumer, business and municipal deposits driven by the higher interest rate environment. The Company's total cost of deposits increased during the three months ended December 31, 2023 compared to the year ago period by 144 basis points to 2.25%, and the cost of interest-bearing deposits increased 172 basis points to 2.80% from 1.08% in the previous year three month period. Short-term borrowings averaged $24.1 million in the current period at an average cost of 5.43% compared to $49.4 million in short-term borrowings at an average cost of 4.20% in the prior period.

Average interest-bearing liabilities increased $358.0 million for the three months ended December 31, 2023, compared to the corresponding period last year due primarily to an increase in non-maturity and brokered certificate of deposits. Average noninterest-bearing deposits decreased $107.7 million or 14.2% from the prior period, due in part to a shift to interest-bearing accounts, and represented 19.7% of total average deposits in the current period as compared to 24.8% in the year ago period.

For the three months ended December 31, 2023, $1.7 million was recorded to the provision for credit losses compared to a credit to the provision of $2.1 million in the year ago period. The current period provision was due to charge-offs during the quarter offset by a lower calculated allowance for credit losses.  The lower calculated allowance was the result of a decline in model loss rates due to improved economic forecast and credit quality along with lower qualitative adjustments related to a decline in loan balances. The year ago period included a credit to the provision for credit losses of $2.1 million based on our previous allowance for credit losses methodology and then current conditions.

Noninterest income for the three months ended December 31, 2023 was $3.2 million, a $2.0 million increase from the prior year’s quarter. However, when excluding the prior year’s period loss of $2.0 million on the sale of $45.5 million on available for sale U.S. Treasury securities, noninterest income was $3.2 million.

Noninterest expense increased $0.6 million or 3.8% to $17.6 million for the three months ended December 31, 2023, from $17.0 million for the three months ended December 31, 2022. Acquisition related expenses, including legal and consulting and advisory fees, totaled $0.8 million. Salaries and employee benefits decreased $0.2 million or 2.7% due primarily to lower salaries, partially offset by lower deferred loan origination costs and higher employee benefit costs. Occupancy and equipment expenses were lower by $0.6 million in the current period due to lower information technology (IT) expense partially offset by higher facilities costs. Other expenses increased $0.7 million due primarily to higher FDIC assessment and loan account processing fees, partially offset by lower Pennsylvania shares taxes.

The provision for income tax expense was $0.6 million for the three months ended December 31, 2023 and $1.7 million for the three months ended December 31, 2022, a decrease of $1.1 million due to lower taxable income.

1 See reconciliation of non-GAAP financial measures on pg.19-21

2023 vs. 2022 Full Year Results

Our net interest margin, a non-GAAP measure1, for the twelve months ended December 31, 2023 was 2.54%, a decrease of 48 basis points over the prior year’s period of 3.02%. Tax-equivalent net interest income, a non-GAAP measure1, for the twelve months ended December 31, 2023 decreased $9.0 million, or 9.2%, to $88.7 million in 2023 from $97.7 million in 2022. The decrease in net interest income was the result of higher loan interest income due to increased volume and rates on new loans and those that are repricing, offset by the higher cost of deposit funding. Average investments decreased $89.3 million compared to December 31, 2022, as the Company engaged in investment sales during the first three months of 2023 to, in part, fund loan growth and repay short-term borrowings. The yield on earning assets was 4.34% for the twelve months of 2023 compared to 3.50% for the twelve month period ended December 31, 2022. The cost of interest-bearing liabilities during the twelve month period ended December 31, 2023 increased 174 basis points to 2.42% from 0.68% for the twelve months ended December 31, 2022 as the cost of all deposit products and short-term borrowing costs increased. Furthermore, the Company, as part of its strategy to improve on-balance sheet liquidity, added $259.0 million of brokered certificate of deposits at an average cost of 5.16% during 2023.

For the twelve months ended December 31, 2023, a $566 thousand provision for credit losses was recorded compared to a credit of $449 thousand in the prior year period. The year to date provision was due to net charge-offs during the year offset by a lower calculated allowance for credit losses.  The lower calculated allowance was the result of a slight decline in model loss rates due primarily to credit quality and portfolio runoff along with lower qualitative adjustments related to a decline in loan balances.

Noninterest income was $14.1 million for the twelve months ended December 31, 2023 and $11.8 million for the comparable period ended December 31, 2022.  During the period, service charges, fees and commissions increased $0.7 million, due in part to a $0.4 million increase in consumer and commercial deposit service charges and increased dividends on FHLB stock. Merchant services income decreased $0.3 million during the twelve months ended December 31, 2023 compared to the prior year on lower transaction volume incentives. Interest rate swap revenue decreased $0.2 million on lower origination volume and market value adjustments.

Noninterest expense for the twelve months ended December 31, 2023, was $67.8 million, an increase of $5.1 million from $62.7 million for the twelve months ended December 31, 2022. The increase was due primarily to $1.7 million in higher salaries and benefits expense due to lower deferred loan origination costs, which are recorded as a contra-salary expense, of $0.9 million due to lower loan origination volume compared to the year ago period and higher benefits expense of $1.0 million, including increases in health insurance costs and profit-sharing expenses. Occupancy and equipment expenses were higher by $0.7 million in the current period due to higher technology costs related to increased account and transaction volumes and increased facility expenses. The year ago period included $0.5 million of gains from the sale of other real estate owned, which is included in noninterest expense. Acquisition related expenses totaled $1.8 million for the twelve months ended December 31, 2023 with no comparable amount during the same period of 2022. Other expenses including professional fees, loan account processing fees, Pennsylvania shares tax and FDIC assessments accounted for an increase of $0.8 million.

The provision for income taxes for the twelve months ended December 31, 2023 decreased $2.2 million and the effective tax rate was 15.8% as compared to 16.0% in the prior period.

BALANCE SHEET REVIEW

At December 31, 2023, total assets, loans and deposits were $3.7 billion, $2.8 billion and $3.3 billion, respectively. During the twelve month period, investment sales, deposit growth and FHLB term borrowings were utilized to fund loan growth and repay short-term borrowings.

Loan growth for the twelve months ended December 31, 2023 was $119.8 million or 4.4%. Total loans declined $21.1 million during the three months ended December 31, 2023, following slowed growth during the three months ended September 30, 2023 and June 30, 2023, totaling $27.7 million and $25.2 million, respectively, when compared to loan growth of $88.0 million during the first three months of 2023. The Company has intentionally slowed loan growth and has focused on building liquidity due to economic uncertainty. Commercial real estate loans made up the majority of the growth with residential real estate loans also increasing.

1See reconciliation of non-GAAP financial measures on pg.19-21

Total investments were $483.9 million at December 31, 2023, compared to $569.0 million at December 31, 2022. At December 31, 2023, the available for sale securities totaled $398.9 million and the held to maturity securities totaled $84.9 million. The unrealized loss on the available for sale securities decreased $14.7 million from December 31, 2022 to $51.5 million at December 31, 2023. The unrealized losses on the held to maturity portfolio totaled $13.2 million and $14.6 million at December 31, 2023 and December 31, 2022, respectively. During the three month period ended March 31, 2023, $65.6 million in U.S. Treasury, tax-exempt municipals and mortgage-backed securities were sold at a net gain of $81 thousand. The proceeds were used to pay-down higher cost short-term borrowings.

Total deposits increased $232.4 million during the twelve months ending December 31, 2023. Noninterest-bearing deposits decreased $128.1 million and interest-bearing deposits increased $360.5 million during the twelve months ended December 31, 2023. The increase in deposits was due to a $237.4 million net increase in brokered deposits, $129.3 million in commercial deposits and a $9.0 million increase in municipal deposits, partially offset by $143.3 million in reduced retail deposits. The Company added $259.0 million of longer-term callable brokered CDs during the first six months of 2023 to improve its on-balance sheet liquidity position and mitigate risk of higher rates. The Company has the option to call the CDs. During the three months ended December 31, 2023, deposits declined $86.0 million due in part to seasonal outflows of municipal deposits and commercial and retail depositors drawing down their noninterest-bearing balances.

The deposit base consisted of 41.4% retail accounts, 33.4% commercial accounts, 17.2% municipal relationships and 8.0% brokered deposits at December 31, 2023. At December 31, 2023, total estimated uninsured deposits, were $883.5 million, or approximately 26.9% of total deposits as compared to $1.1 billion, or 36.9% of total deposits at December 31, 2022. Included in the uninsured total at December 31, 2023 is $424.5 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $0.8 million of affiliate company deposits. As an additional resource to our uninsured depositors, we offer all depositors access to IntraFi's CDARS and ICS programs which allows deposit customers to obtain full FDIC deposit insurance while maintaining their relationship with our Bank.

During the twelve months ended December 31, 2023, the Company utilized a portion of its available line at the FHLB and increased its long-term debt $25.0 million due to favorable pricing on the borrowings versus alternative funding sources. There were no new long-term borrowings in the most recent three month period ended December 31, 2023.

In addition to deposit gathering and our current long term borrowings, we have additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window and Borrower-in-Custody program, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At December 31, 2023, the Company had $187.4 million in cash and cash equivalents, an increase of $149.5 million from December 31, 2022. Also, we have $191.0 million in collateral availability with the Federal Reserve’s Bank Term Funding Program (BTFP) and an additional $177.9 million of borrowing capacity based on the par value of unencumbered securities available as collateral under this line which may be used if needed. At December 31, 2023, we had $1.6 billion in available additional liquidity representing 43.4% of total assets, 49.6% of total deposits and 184.0% of uninsured deposits. For additional information on our deposit portfolio and additional sources of liquidity, see the tables on page 17.

The Company maintained its well capitalized position at December 31, 2023. Stockholders' equity equaled $340.4 million or $48.35 per share at December 31, 2023, and $315.4 million or $44.06 per share at December 31, 2022. The increase in stockholders’ equity from December 31, 2022 is primarily attributable to net income and a decrease to accumulated other comprehensive loss (“AOCI”) resulting from a decrease in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCI at December 31, 2023 and December 31, 2022 was $40.3 million and $52.0 million, respectively.

Tangible stockholders' equity, a non-GAAP measure1, increased to $39.35 per share at December 31, 2023, from $35.19 per share at December 31, 2022. Dividends declared for the twelve months ended December 31, 2023 amounted to $1.64 per share, a 3.8% increase from the 2022 period, representing a dividend payout ratio of 42.8% of net income. During the twelve months ended December 31, 2023, 131,686 shares were purchased and retired under the Company’s common stock repurchase plan at an average price per share of $44.29.

1See reconciliation of non-GAAP financial measures on pg.19-21

ASSET QUALITY REVIEW

Asset quality metrics remained strong. Nonperforming assets were $4.9 million or 0.17% of loans, net and foreclosed assets at December 31, 2023, compared to $4.1 million or 0.15% of loans, net and foreclosed assets at December 31, 2022. As a percentage of total assets, nonperforming assets totaled 0.13% at December 31, 2023 compared to 0.12% at December 31, 2022.  Nonaccrual loans increased due primarily to placing a collateral dependent commercial real estate loan on nonaccrual as the primary source of repayment is in doubt and there is limited secondary sources due to bankruptcy. At December 31, 2023, the Company had no foreclosed properties.

Effective January 1, 2023, the Company transitioned to ASU 2016-13 Financial Instruments – Credit Losses (Topic 326), commonly referred to as Current Expected Credit Losses (CECL). As a result of the transition to CECL, the allowance for credit losses was reduced $3.3 million to $24.2 million effective January 1, 2023 and the reserve for unfunded commitments was increased $270 thousand to $450 thousand. The cumulative adjustment, net of tax, was recorded as an adjustment to retained earnings effective January 1, 2023.

During the twelve month period ended December 31, 2023, a $0.6 million provision for credit losses and net charge-offs of $2.9 million were recorded. The allowance for credit losses equaled $21.9 million or 0.77% of loans, net at December 31, 2023 compared to $27.5 million or 1.01% of loans, net, at December 31, 2022.  Loans charged-off, net of recoveries, for the twelve months ended December 31, 2023 were $2.9 million or 0.10% of average loans, compared to $462 thousand or 0.02% of average loans for the comparable period last year. Net charge-offs during the three months ended December 31, 2023 were $2.8 million due primarily to the partial charge-off of a commercial real estate loan as the market value declined significantly as a result of the impending vacancy of the property by its single “anchor” tenant.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine and the developing conflict in Israel; credit risk associated with our lending activities; changes in interest rates, loan demand, deposit flows, real estate values and competition; changes in customer behaviors, including consumer spending, borrowing and savings habits; changes in accounting principles, policies, and guidelines including our adoption of Current Expected Credit Losses (CECL) methodology, and any potential volatility in the Company’s operating results due to application of the CECL methodology; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services; adverse developments in the financial industry generally, such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, including the Company's proposed strategic combination with FNCB, present additional risks. Acquisitions and business combinations and, specifically, the pending strategic combination involving the merger of FNCB with and into Peoples (the “Merger”) may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues. Additional factors that could cause actual results to differ materially include the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Peoples and FNCB; the outcome of any legal proceedings that may be instituted against Peoples or FNCB; the possibility that the proposed strategic combination will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction).

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Additional Information regarding the Merger and Where to Find It

In connection with the proposed Merger, Peoples filed a registration statement on Form S-4 with the SEC. The registration statement includes a joint proxy statement of Peoples and FNCB, which also constitutes a prospectus of Peoples that was sent to shareholders of Peoples and shareholders of FNCB seeking certain approvals related to the proposed transaction.

The information contained in this release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF PEOPLES AND FNCB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PEOPLES, FNCB AND THE PROPOSED STRATEGIC COMBINATION.

Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus as well as other relevant documents filed with the SEC containing information about Peoples and FNCB without charge, at the SEC’s website www.sec.gov. Copies of documents filed with the SEC by Peoples will be made available free of charge in the "Investor Relations" section of Peoples' website, www.psbt.com under the heading "SEC Filings." Copies of documents filed with the SEC by FNCB will be made available free of charge in the "About FNCB" section of FNCB's website,www.fncb.com.

Participants in Solicitation

Peoples and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed strategic combination with FNCB under the rules of the SEC. Information regarding Peoples directors and executive officers is available in Peoples' proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2023. Other information regarding the participants in the solicitation of proxies in respect of the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2023	2023	2023	2023	2022
Key performance data:
Share and per share amounts:
Net income	$0.51	$0.95	$1.31	$1.05	$1.27
Core net income (1)	$0.61	$1.05	$1.31	$1.04	$1.49
Cash dividends declared	$0.41	$0.41	$0.41	$0.41	$0.40
Book value	$48.35	$46.07	$46.53	$45.96	$44.06
Tangible book value (1)	$39.35	$37.07	$37.64	$37.09	$35.19
Market value:
High	$49.99	$48.19	$44.60	$53.48	$57.60
Low	$38.58	$40.04	$30.60	$42.52	$47.00
Closing	$48.70	$40.10	$43.79	$43.35	$51.84
Market capitalization	$342,889	$282,338	$312,241	$309,985	$371,072
Common shares outstanding	7,040,852	7,040,852	7,130,409	7,150,757	7,158,017
Selected ratios:
Return on average stockholders’ equity	4.40%	8.05%	11.42%	9.43%	11.79%
Core return on average stockholders’ equity (1)	5.26%	8.91%	11.54%	9.35%	13.81%
Return on average tangible stockholders’ equity	5.46%	9.95%	14.12%	11.71%	14.87%
Core return on average tangible stockholders’ equity (1)	6.53%	11.01%	14.28%	11.61%	17.41%
Return on average assets	0.38%	0.72%	1.04%	0.86%	1.04%
Core return on average assets (1)	0.46%	0.79%	1.05%	0.85%	1.22%
Stockholders’ equity to total assets	9.10%	8.48%	9.01%	8.93%	8.87%
Efficiency ratio (1)(2)	69.94%	63.50%	63.51%	60.61%	60.07%
Nonperforming assets to loans, net, and foreclosed assets	0.17%	0.13%	0.07%	0.07%	0.15%
Nonperforming assets to total assets	0.13%	0.10%	0.06%	0.05%	0.12%
Net charge-offs to average loans, net	0.39%	0.01%	0.00%	0.00%	0.03%
Allowance for credit losses to loans, net	0.77%	0.80%	0.82%	0.90%	1.01%
Interest-bearing assets yield (FTE) (3)	4.49%	4.40%	4.31%	4.16%	3.84%
Cost of funds	2.86%	2.61%	2.29%	1.84%	1.20%
Net interest spread (FTE) (3)	1.63%	1.79%	2.02%	2.32%	2.64%
Net interest margin (FTE) (3)	2.30%	2.44%	2.61%	2.82%	2.97%
(1)	See Reconciliation of Non-GAAP financial measures on pages 19-21.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Dec 31
Year ended	2023	2022
Interest income:
Interest and fees on loans:
Taxable	$129,013	$95,505
Tax-exempt	5,628	5,084
Interest and dividends on investment securities:
Taxable	7,912	8,234
Tax-exempt	1,582	2,066
Dividends	4	2
Interest on interest-bearing deposits in other banks	335	101
Interest on federal funds sold	5,377	342
Total interest income	149,851	111,334
Interest expense:
Interest on deposits	58,561	12,632
Interest on short-term borrowings	1,920	1,103
Interest on long-term debt	842	76
Interest on subordinated debt	1,774	1,774
Total interest expense	63,097	15,585
Net interest income	86,754	95,749
Provision for (credit to) credit losses	566	(449)
Net interest income after provision for (credit to) credit losses	86,188	96,198
Noninterest income:
Service charges, fees, commissions and other	7,728	7,076
Merchant services income	693	964
Commissions and fees on fiduciary activities	2,219	2,229
Wealth management income	1,576	1,430
Mortgage banking income	390	511
Increase in cash surrender value of life insurance	1,067	1,020
Interest rate swap revenue	390	622
Net losses on equity investment securities	(11)	(31)
Net gains (losses) on sale of investment securities available for sale	81	(1,976)
Total noninterest income	14,133	11,845
Noninterest expense:
Salaries and employee benefits expense	35,285	33,553
Net occupancy and equipment expense	17,146	16,578
Acquisition related expenses	1,816
Amortization of intangible assets	105	363
Net gains on sale of other real estate owned	(18)	(478)
Other expenses	13,486	12,661
Total noninterest expense	67,820	62,677
Income before income taxes	32,501	45,366
Provision for income tax expense	5,121	7,276
Net income	$27,380	$38,090
Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available for sale	$14,804	$(66,435)
Reclassification adjustment for (gains) losses on available for sale securities included in net income	(81)	1,976
Change in pension liability	1,129	370
Change in derivative fair value	(824)	(728)
Income tax expense (benefit) related to other comprehensive income (loss)	3,043	(13,995)
Other comprehensive income (loss), net of income tax expense (benefit)	11,985	(50,822)
Comprehensive income (loss)	$39,365	$(12,732)
Share and per share amounts:
Net income - basic	$3.85	$5.31
Net income - diluted	3.83	5.28
Cash dividends declared	1.64	1.58
Average common shares outstanding - basic	7,107,908	7,168,092
Average common shares outstanding - diluted	7,151,471	7,211,643

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2023	2023	2023	2023	2022
Interest income:
Interest and fees on loans:
Taxable	$33,730	$33,095	$32,139	$30,049	$27,515
Tax-exempt	1,423	1,411	1,405	1,389	1,367
Interest and dividends on investment securities:
Taxable	1,939	1,920	1,929	2,124	2,058
Tax-exempt	372	375	378	457	520
Dividends			2	2
Interest on interest-bearing deposits in other banks	145	91	85	14	40
Interest on federal funds sold	2,463	1,873	798	243	141
Total interest income	40,072	38,765	36,736	34,278	31,641
Interest expense:
Interest on deposits	18,756	16,481	13,714	9,610	6,251
Interest on short-term borrowings	330	291	213	1,086	524
Interest on long-term debt	273	273	269	27	9
Interest on subordinated debt	444	443	444	443	444
Total interest expense	19,803	17,488	14,640	11,166	7,228
Net interest income	20,269	21,277	22,096	23,112	24,413
Provision for (credit to) credit losses	1,669	(166)	(2,201)	1,264	(2,149)
Net interest income after provision for (credit to) credit losses	18,600	21,443	24,297	21,848	26,562
Noninterest income:
Service charges, fees, commissions and other	1,881	1,900	1,982	1,965	1,909
Merchant services income	151	170	254	118	131
Commissions and fees on fiduciary activities	528	606	528	557	532
Wealth management income	399	393	386	398	366
Mortgage banking income	95	87	105	103	104
Increase in cash surrender value of life insurance	277	270	262	258	289
Interest rate swap revenue	(122)	266	23	223	(135)
Net gains (losses) on investment equity securities	6		12	(29)	6
Net gains (losses) on sale of investment securities available for sale				81	(1,976)
Total noninterest income	3,215	3,692	3,552	3,674	1,226
Noninterest expense:
Salaries and employee benefits expense	8,939	8,784	8,482	9,080	9,188
Net occupancy and equipment expense	4,468	4,298	4,277	4,103	5,045
Acquisition related expenses	826	869	121
Amortization of intangible assets	19	29	28	29	74
Net gains on sale of other real estate		(18)
Other expenses	3,346	3,092	3,706	3,342	2,653
Total noninterest expense	17,598	17,054	16,614	16,554	16,960
Income before income taxes	4,217	8,081	11,235	8,968	10,828
Income tax expense	587	1,335	1,810	1,389	1,689
Net income	$3,630	$6,746	$9,425	$7,579	$9,139
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$19,494	$(10,378)	$(5,148)	$10,836	$6,356
Reclassification adjustment for (gains) losses on available for sale securities included in net income				(81)	1,976
Change in benefit plan liabilities	1,129				370
Change in derivative fair value	(1,650)	747	2,049	(1,970)	12
Income tax expense (benefit) related to other comprehensive income (loss)	3,894	(2,074)	(668)	1,891	1,447
Other comprehensive income (loss), net of income tax expense (benefit)	15,079	(7,557)	(2,431)	6,894	7,267
Comprehensive income (loss)	$18,709	$(811)	$6,994	$14,473	$16,406
Share and per share amounts:
Net income - basic	$0.52	$0.95	$1.32	$1.06	$1.28
Net income - diluted	0.51	0.95	1.31	1.05	1.27
Cash dividends declared	0.41	0.41	0.41	0.41	0.40
Average common shares outstanding - basic	7,040,852	7,088,745	7,145,975	7,157,553	7,158,329
Average common shares outstanding - diluted	7,091,015	7,120,685	7,177,915	7,198,970	7,201,785

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	December 31, 2023			December 31, 2022
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,632,865	$33,730	5.08%	$2,441,358	$27,515	4.47%
Tax-exempt	227,800	1,801	3.14	223,293	1,730	3.08
Total loans	2,860,665	35,531	4.93	2,664,651	29,245	4.35
Investments:
Taxable	450,533	1,939	1.71	528,826	2,058	1.54
Tax-exempt	87,297	471	2.14	111,206	658	2.35
Total investments	537,830	2,410	1.78	640,032	2,716	1.68
Interest-bearing deposits	10,432	145	5.51	4,649	40	3.41
Federal funds sold	176,983	2,463	5.52	14,477	141	3.86
Total earning assets	3,585,910	40,549	4.49%	3,323,809	32,142	3.84%
Less: allowance for credit losses	23,386			29,754
Other assets	211,864			198,907
Total assets	$3,774,388	$40,549		$3,492,962	$32,142
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$775,661	$7,227	3.70%	$682,721	$2,908	1.69%
Interest-bearing demand and NOW accounts	814,695	4,925	2.40	794,032	2,244	1.12
Savings accounts	438,544	267	0.24	530,829	180	0.13
Time deposits less than $100	415,806	4,364	4.16	125,315	333	1.05
Time deposits $100 or more	216,450	1,973	3.62	169,077	586	1.38
Total interest-bearing deposits	2,661,156	18,756	2.80	2,301,974	6,251	1.08
Short-term borrowings	24,103	330	5.43	49,444	524	4.20
Long-term debt	25,000	273	4.33	814	9	4.87
Subordinated debt	33,000	444	5.34	33,000	444	5.33
Total borrowings	82,103	1,047	5.06	83,258	977	4.66
Total interest-bearing liabilities	2,743,259	19,803	2.86	2,385,232	7,228	1.20
Noninterest-bearing deposits	651,182			758,889
Other liabilities	52,760			41,436
Stockholders’ equity	327,187			307,405
Total liabilities and stockholders’ equity	$3,774,388			$3,492,962
Net interest income/spread		$20,746	1.63%		$24,914	2.64%
Net interest margin			2.30%			2.97%
Tax-equivalent adjustments:
Loans		$378			$363
Investments		99			138
Total adjustments		$477			$501

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,605,927	$129,013	4.95%	$2,306,455	$95,505	4.14%
Tax-exempt	225,839	7,124	3.15	216,195	6,436	2.98
Total loans	2,831,766	136,137	4.81	2,522,650	101,941	4.04
Investments:
Taxable	468,403	7,916	1.69	537,566	8,236	1.53
Tax-exempt	90,897	2,003	2.20	111,083	2,615	2.35
Total investments	559,300	9,919	1.77	648,649	10,851	1.67
Interest-bearing deposits	6,373	335	5.26	8,536	101	1.17
Federal funds sold	98,535	5,377	5.46	53,056	342	0.65
Total earning assets	3,495,974	151,768	4.34%	3,232,891	113,235	3.50%
Less: allowance for credit losses	24,377			29,298
Other assets	211,618			210,392
Total assets	$3,683,215	$151,768		$3,413,985	$113,235
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$714,940	$22,686	3.17%	$624,528	$4,967	0.80%
Interest-bearing demand and NOW accounts	779,977	15,586	2.00	791,653	4,493	0.57
Savings accounts	474,028	994	0.21	520,770	496	0.10
Time deposits less than $100	349,990	13,344	3.81	127,801	1,299	1.02
Time deposits $100 or more	200,743	5,951	2.96	162,998	1,377	0.84
Total interest-bearing deposits	2,519,678	58,561	2.32	2,227,750	12,632	0.57
Short-term borrowings	38,331	1,920	5.01	42,680	1,103	2.58
Long-term debt	19,448	842	4.33	1,634	76	4.65
Subordinated debt	33,000	1,774	5.38	33,000	1,774	5.38
Total borrowings	90,779	4,536	5.00	77,314	2,953	3.82
Total interest-bearing liabilities	2,610,457	63,097	2.42	2,305,064	15,585	0.68
Noninterest-bearing deposits	698,749			753,399
Other liabilities	44,786			34,517
Stockholders’ equity	329,223			321,005
Total liabilities and stockholders’ equity	$3,683,215			$3,413,985
Net interest income/spread		$88,671	1.92%		$97,650	2.82%
Net interest margin			2.54%			3.02%
Tax-equivalent adjustments:
Loans		$1,496			$1,352
Investments		421			549
Total adjustments		$1,917			$1,901

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2023	2023	2023	2023	2022
Net interest income:
Interest income:
Loans, net:
Taxable	$33,730	$33,095	$32,139	$30,049	$27,515
Tax-exempt	1,801	1,786	1,780	1,757	1,730
Total loans, net	35,531	34,881	33,919	31,806	29,245
Investments:
Taxable	1,939	1,920	1,931	2,126	2,058
Tax-exempt	471	475	481	576	658
Total investments	2,410	2,395	2,412	2,702	2,716
Interest on interest-bearing balances in other banks	145	91	85	14	40
Federal funds sold	2,463	1,873	798	243	141
Total interest income	40,549	39,240	37,214	34,765	32,142
Interest expense:
Deposits	18,756	16,481	13,714	9,610	6,251
Short-term borrowings	330	291	213	1,086	524
Long-term debt	273	273	269	27	9
Subordinated debt	444	443	444	443	444
Total interest expense	19,803	17,488	14,640	11,166	7,228
Net interest income	$20,746	$21,752	$22,574	$23,599	$24,914
Loans, net:
Taxable	5.08%	5.00%	4.93%	4.79%	4.47%
Tax-exempt	3.14%	3.13%	3.17%	3.18%	3.08%
Total loans, net	4.93%	4.85%	4.79%	4.66%	4.35%
Investments:
Taxable	1.71%	1.68%	1.65%	1.73%	1.54%
Tax-exempt	2.14%	2.15%	2.18%	2.33%	2.35%
Total investments	1.78%	1.75%	1.73%	1.83%	1.68%
Interest-bearing balances with banks	5.51%	5.24%	5.04%	4.66%	3.41%
Federal funds sold	5.52%	5.52%	5.24%	5.09%	3.86%
Total interest-earning assets	4.49%	4.40%	4.31%	4.16%	3.84%
Interest expense:
Deposits	2.80%	2.53%	2.21%	1.67%	1.08%
Short-term borrowings	5.43%	5.31%	5.07%	4.81%	4.20%
Long-term debt	4.33%	4.33%	4.32%	4.41%	4.87%
Subordinated debt	5.34%	5.33%	5.40%	5.44%	5.33%
Total interest-bearing liabilities	2.86%	2.61%	2.29%	1.84%	1.20%
Net interest spread	1.63%	1.79%	2.02%	2.32%	2.64%
Net interest margin	2.30%	2.44%	2.61%	2.82%	2.97%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2023	2023	2023	2023	2022
Assets:
Cash and due from banks	$33,524	$39,285	$37,774	$31,354	$37,675
Interest-bearing balances in other banks	9,141	9,550	5,814	7,129	193
Federal funds sold	144,700	205,700	93,100	102,100
Investment securities:
Available for sale	398,927	382,227	395,826	418,125	477,703
Equity investments carried at fair value	98	92	92	81	110
Held to maturity	84,851	86,246	88,211	89,705	91,179
Total investments	483,876	468,565	484,129	507,911	568,992
Loans held for sale	250
Loans	2,849,897	2,870,969	2,843,238	2,818,043	2,730,116
Less: allowance for credit losses	21,895	23,010	23,218	25,444	27,472
Net loans	2,828,002	2,847,959	2,820,020	2,792,599	2,702,644
Goodwill	63,370	63,370	63,370	63,370	63,370
Premises and equipment, net	61,276	61,936	57,712	56,561	55,667
Bank owned life insurance	49,397	49,123	48,857	48,598	48,344
Deferred tax assets	13,770	17,956	16,258	16,015	18,739
Accrued interest receivable	12,734	12,769	11,406	11,678	11,715
Other intangible assets, net		19	48	77	105
Other assets	42,249	49,567	43,287	41,079	46,071
Total assets	$3,742,289	$3,825,799	$3,681,775	$3,678,471	$3,553,515
Liabilities:
Deposits:
Noninterest-bearing	$644,683	$691,071	$713,375	$746,089	$772,765
Interest-bearing	2,634,354	2,674,012	2,516,106	2,489,878	2,273,833
Total deposits	3,279,037	3,365,083	3,229,481	3,235,967	3,046,598
Short-term borrowings	17,590	27,020	19,530	17,280	114,930
Long-term debt	25,000	25,000	25,000	25,000	555
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	5,765	4,777	4,701	2,304	903
Other liabilities	41,475	46,529	38,276	36,286	42,179
Total liabilities	3,401,867	3,501,409	3,349,988	3,349,837	3,238,165
Stockholders’ equity:
Common stock	14,093	14,093	14,272	14,323	14,321
Capital surplus	122,130	121,870	125,371	126,231	126,850
Retained earnings	248,550	247,857	244,017	237,522	230,515
Accumulated other comprehensive loss	(44,351)	(59,430)	(51,873)	(49,442)	(56,336)
Total stockholders’ equity	340,422	324,390	331,787	328,634	315,350
Total liabilities and stockholders’ equity	$3,742,289	$3,825,799	$3,681,775	$3,678,471	$3,553,515

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Commercial
Taxable	$317,245	$351,545	$384,091	$375,033	$377,215
Non-taxable	226,470	229,635	225,796	224,343	222,043
Total	543,715	581,180	609,887	599,376	599,258
Real estate
Commercial real estate	1,863,118	1,846,350	1,794,355	1,782,911	1,709,827
Residential	360,803	357,647	348,911	342,459	330,728
Total	2,223,921	2,203,997	2,143,266	2,125,370	2,040,555
Consumer
Indirect Auto	75,389	78,953	83,348	86,587	76,491
Consumer Other	6,872	6,839	6,737	6,710	13,812
Total	82,261	85,792	90,085	93,297	90,303
Total	$2,849,897	$2,870,969	$2,843,238	$2,818,043	$2,730,116

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At quarter end	2023	2023	2023	2023	2022
Nonperforming assets:
Nonaccrual/restructured loans	$3,961	$3,060	$1,900	$1,798	$3,386
Accruing loans past due 90 days or more	986	700	181	59	748
Foreclosed assets
Total nonperforming assets	$4,947	$3,760	$2,081	$1,857	$4,134

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2023	2023	2023	2023	2022
Allowance for credit losses:
Beginning balance	$23,010	$23,218	$25,444	$27,472	$29,822
ASU 2016-13 Transition Adjustment				(3,283)
Adjusted beginning balance	23,010	23,218	25,444	24,189	29,822
Charge-offs	2,808	65	77	75	233
Recoveries	24	23	52	66	32
Provision for (credit to) credit losses	1,669	(166)	(2,201)	1,264	(2,149)
Ending balance	$21,895	$23,010	$23,218	$25,444	$27,472

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest-bearing deposits:
Money market accounts	$782,243	$767,868	$670,669	$775,511	$685,323
Interest-bearing demand and NOW accounts	796,426	825,066	760,690	698,888	772,712
Savings accounts	429,011	447,684	470,340	500,709	523,931
Time deposits less than $250	505,409	512,646	504,672	400,327	199,136
Time deposits $250 or more	121,265	120,748	109,735	114,443	92,731
Total interest-bearing deposits	2,634,354	2,674,012	2,516,106	2,489,878	2,273,833
Noninterest-bearing deposits	644,683	691,071	713,375	746,089	772,765
Total deposits	$3,279,037	$3,365,083	$3,229,481	$3,235,967	$3,046,598

	December 31, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,358,371	41.4%	70,334	$19
Commercial	1,096,547	33.4	13,433	82
Municipal	563,124	17.2	1,856	303
Brokered	260,995	8.0	24	10,875
Total Deposits	$3,279,037	100.0	85,647	$38

Uninsured	883,530	26.9%
Insured	2,395,507	73.1

	December 31, 2022
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,501,641	49.3%	71,039	$21
Commercial	967,244	31.7	11,891	81
Municipal	554,099	18.2	1,623	341
Brokered	23,614	0.8	30	787
Total Deposits	$3,046,598	100.00	84,583	$36

Uninsured	1,125,252	36.9%
Insured	1,921,346	63.1

			Total Available
At December 31, 2023	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,238,839	$370,454	$868,385
Federal Reserve - Discount Window	257,361		257,361
Correspondent bank lines of credit	18,000		18,000
Federal Reserve - Bank Term Funding Program	191,000		191,000
Other sources of liquidity:
Brokered deposits	374,229	260,995	113,234
Unencumbered securities	177,936		177,936
Total sources of liquidity	$2,257,365	$631,449	$1,625,917

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Average quarterly balances	2023	2023	2023	2023	2022
Assets:
Loans, net:
Taxable	$2,632,865	$2,627,700	$2,615,881	$2,546,068	$2,441,358
Tax-exempt	227,800	226,628	224,960	223,917	223,293
Total loans, net	2,860,665	2,854,328	2,840,841	2,769,985	2,664,651
Investments:
Taxable	450,533	454,727	469,712	499,327	528,826
Tax-exempt	87,297	87,731	88,371	100,368	111,206
Total investments	537,830	542,458	558,083	599,695	640,032
Interest-bearing balances with banks	10,432	6,893	6,839	1,218	4,649
Federal funds sold	176,983	134,583	61,093	19,353	14,477
Total interest-earning assets	3,585,910	3,538,262	3,466,856	3,390,251	3,323,809
Other assets	188,478	191,781	184,020	184,594	169,153
Total assets	$3,774,388	$3,730,043	$3,650,876	$3,574,845	$3,492,962
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,661,156	$2,581,691	$2,493,680	$2,337,951	$2,301,974
Noninterest-bearing	651,182	688,301	711,729	744,931	758,889
Total deposits	3,312,338	3,269,992	3,205,409	3,082,882	3,060,863
Short-term borrowings	24,103	21,759	16,854	91,530	49,444
Long-term debt	25,000	25,000	25,000	2,482	814
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	52,760	47,788	39,494	38,917	41,436
Total liabilities	3,447,201	3,397,539	3,319,757	3,248,811	3,185,557
Stockholders’ equity	327,187	332,504	331,119	326,034	307,405
Total liabilities and stockholders’ equity	$3,774,388	$3,730,043	$3,650,876	$3,574,845	$3,492,962

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2023	2023	2023	2023	2022
Core net income per share:
Net income GAAP	$3,630	$6,746	$9,425	$7,579	$9,139
Adjustments:
Less: Gain (loss) on sale of available for sale securities				81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment				17	(415)
Add: Acquisition related expenses	826	869	121
Less: Acquisition related expenses tax adjustment	115	144	19
Core net income	$4,341	$7,471	$9,527	$7,515	$10,700
Average common shares outstanding - diluted	7,091,015	7,120,685	7,177,915	7,198,970	7,201,785
Core net income per share	$0.61	$1.05	$1.33	$1.04	$1.49

Tangible book value:
Total stockholders’ equity	$340,422	$324,390	$331,787	$328,634	$315,350
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net		19	48	77	105
Total tangible stockholders’ equity	$277,052	$261,001	$268,369	$265,187	$251,875
Common shares outstanding	7,040,851	7,040,851	7,130,409	7,150,757	7,158,017
Tangible book value per share	$39.35	$37.07	$37.64	$37.09	$35.19

Core return on average stockholders’ equity:
Net income GAAP	$3,630	$6,746	$9,425	$7,579	$9,139
Adjustments:
Less: Gain (loss) on sale of available for sale securities		—	—	81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment		—	—	17	(415)
Add: Acquisition related expenses	826	869	121
Less: Acquisition related expenses tax adjustment	115	144	19
Core net income	$4,341	$7,471	$9,527	$7,515	$10,700
Average stockholders’ equity	$327,187	$332,504	$331,119	$326,034	$307,405
Core return on average stockholders’ equity	5.26%	8.91%	11.54%	9.35%	13.81%

Return on average tangible equity:
Net income GAAP	$3,630	$6,746	$9,425	$7,579	$9,139
Average stockholders’ equity	$327,187	$332,504	$331,119	$326,034	$307,405
Less: average intangibles	63,380	63,404	63,433	63,461	63,512
Average tangible stockholders’ equity	$263,808	$269,100	$267,686	$262,573	$243,893
Return on average tangible stockholders’ equity	5.46%	9.95%	14.12%	11.71%	14.87%

Core return on average tangible stockholders’ equity:
Net income GAAP	$3,630	$6,746	$9,425	$7,579	$9,139
Adjustments:
Less: Gain (loss) on sale of available for sale securities				81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment				17	(415)
Add: Acquisition related expenses	826	869	121
Less: Acquisition related expenses tax adjustment	115	144	19
Core net income	$4,341	$7,471	$9,527	$7,515	$10,700
Average stockholders’ equity	$327,187	$332,504	$331,119	$326,034	$307,405
Less: average intangibles	63,380	63,404	63,433	63,461	63,512
Average tangible stockholders’ equity	$263,808	$269,100	$267,686	$262,573	$243,893
Core return on average tangible stockholders’ equity	6.53%	11.01%	14.28%	11.61%	17.41%

Core return on average assets:
Net income GAAP	$3,630	$6,746	$9,425	$7,579	$9,139
Adjustments:
Less: Gain (loss) on sale of available for sale securities				81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment				17	(415)
Add: Acquisition related expenses	826	869	121
Less: Acquisition related expenses tax adjustment	115	144	19
Core net income	$4,341	$7,471	$9,527	$7,515	$10,700
Average assets	$3,774,388	$3,730,043	$3,650,876	$3,574,845	$3,492,962
Core return on average assets	0.46%	0.79%	1.05%	0.85%	1.22%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Dec 31
Twelve months ended	2023	2022
Core net income per share:
Net income GAAP	$27,380	$38,090
Adjustments:
Less: Gain (loss) on sale of available for sale securities	81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment	17	(415)
Add: Acquisition related expenses	1,816
Less: Acquisition related expenses tax adjustment	278
Core net income	$28,854	$39,651
Average common shares outstanding - diluted	7,151,471	7,211,643
Core net income per share	$4.03	$5.50

Core return on average stockholders’ equity:
Net income GAAP	$27,380	$38,090
Adjustments:
Less: Gain (loss) on sale of available for sale securities	81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment	17	(415)
Add: Acquisition related expenses	1,816
Less: Acquisition related expenses tax adjustment	278
Core net income	$28,854	$39,651
Average stockholders’ equity	329,223	321,005
Core return on average stockholders’ equity	8.76%	12.35%

Return on average tangible equity:
Net income GAAP	$27,380	$38,090
Average stockholders’ equity	329,223	321,005
Less: average intangibles	63,406	63,694
Average tangible stockholders’ equity	$265,817	$257,311
Return on average tangible stockholders’ equity	10.30%	14.80%

Core return on average tangible stockholders’ equity:
Net income GAAP	$27,380	$38,090
Adjustments:
Less: Gain (loss) on sale of available for sale securities	81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment	17	(415)
Add: Acquisition related expenses	1,816
Less: Acquisition related expenses tax adjustment	278
Core net income	$28,854	$39,651
Average stockholders’ equity	329,223	321,005
Less: average intangibles	63,406	63,694
Average tangible stockholders’ equity	$265,817	$257,311
Core return on average tangible stockholders’ equity	10.85%	15.41%

Core return on average assets:
Net income GAAP	$27,380	$38,090
Adjustments:
Less: Gain (loss) on sale of available for sale securities	81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment	17	(415)
Add: Acquisition related expenses	1,816
Less: Acquisition related expenses tax adjustment	278
Core net income	$28,854	$39,651
Average assets	3,683,215	3,413,985
Core return on average assets	0.78%	1.16%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and twelve months ended December 31, 2023 and 2022:

Three months ended December 31	2023	2022
Interest income (GAAP)	$40,072	$31,641
Adjustment to FTE	477	501
Interest income adjusted to FTE (non-GAAP)	40,549	32,142
Interest expense	19,803	7,228
Net interest income adjusted to FTE (non-GAAP)	$20,746	$24,914

Twelve months ended December 31	2023	2022
Interest income (GAAP)	$149,851	$111,334
Adjustment to FTE	1,917	1,901
Interest income adjusted to FTE (non-GAAP)	151,768	113,235
Interest expense	63,097	15,585
Net interest income adjusted to FTE (non-GAAP)	$88,671	$97,650

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and twelve months ended December 31, 2023 and 2022:

Three months ended December 31	2023	2022
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$17,598	$16,960
Less: Amortization of intangible assets expense	19	74
Less: Acquisition related expenses	826
Noninterest expense (non-GAAP)	16,753	16,886

Net interest income (GAAP)	20,269	24,413
Plus: Taxable equivalent adjustment	477	501
Noninterest income (GAAP)	3,215	1,226
Less: Net gains (losses) on equity securities	6	6
Less: Gain (loss) on sale of available for sale securities		(1,976)
Net interest income (FTE) plus noninterest income (non-GAAP)	$23,955	$28,110
Efficiency ratio (non-GAAP)	69.94%	60.07%

Twelve months ended December 31	2023	2022
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$67,820	$62,677
Less: Amortization of intangible assets expense	105	363
Less: Acquisition related expenses	1,816
Noninterest expense (non-GAAP)	65,899	62,314

Net interest income (GAAP)	86,754	95,749
Plus: Taxable equivalent adjustment	1,917	1,901
Noninterest income (GAAP)	14,133	11,845
Less: Net losses on equity securities	(11)	(31)
Less: Gains (loss) on sale of available for sale securities	81	(1,976)
Net interest income (FTE) plus noninterest income (non-GAAP)	$102,734	$111,502
Efficiency ratio (non-GAAP)	64.15%	55.89%